EXHIBIT 23.2








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-94691 of CommScope, Inc. on Form S-3 of our report dated January 29, 1999 appearing in the Annual Report on Form 10-K of CommScope, Inc. for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Hickory, North Carolina
February 7, 2000